Exhibit 10.1

Certain portions of this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted portions have been marked in this Exhibit with three asterisks [***].

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 27, 2019, by and among Zosano Pharma Corporation, a Delaware corporation (the “Company”), and each purchaser identified on Schedule A attached hereto (each, a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form S-3 (File No. 333-229686), including a prospectus (the “Base Prospectus”), relating to the shares to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented and includes information contained in the form of final prospectus and supplements thereto (the “Prospectus”) filed or that will be filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430B of the rules under the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Closing. Each Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to such Purchaser, a number of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to such Purchaser’s subscription amount as set forth on Schedule A attached hereto (the “Subscription Amount”) divided by the Purchase Price (as defined below). Upon satisfaction of the conditions set forth in Section 1.3, the closing of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company on December 2, 2019, or at such other place or on such other date as the parties shall mutually agree.

1.2 Per Share Purchase Price. The purchase price for the Shares shall be equal to $1.45 per share (the “Purchase Price”).

1.3 Closing Conditions.

(a) As a condition to each Purchaser’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to each Purchaser the items set forth below, as appropriate:

(i) this Agreement duly executed by the Company;

(ii) the Shares will be issued to such Purchaser through the book-entry facilities of The Depository Trust Company;

(iii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;

(iv) all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of the Closing shall have been performed or complied with in all material respects;

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement; and

(vi) the Company shall have filed an application with The Nasdaq Stock Market LLC (“Nasdaq”) for the listing of the Shares.

(b) As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, each Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i) this Agreement duly executed by such Purchaser;

(ii) the Subscription Amount by wire transfer of immediately available funds to the account of the Company as set forth on Schedule A hereto;

(iii) the representations and warranties made by such Purchaser herein shall be true and correct in all material respects on the date hereof and on the date of the Closing;

(iv) such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or before the Closing; and

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to Purchasers:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s Amended and Restated Certificate of Incorporation, as amended as of the date hereof, or Amended and Restated Bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing with the SEC of a Form 8-K and prospectus supplement relating to the Registration Statement, and applicable Blue Sky filings, if any, and (ii) such as have already been obtained.

(e) Authorization of the Shares. The Shares, when issued at the Closing in accordance with the terms of this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens created by the Company, and will be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) Registration Statement. The Company has prepared and filed with the SEC, in accordance with the provisions of the Securities Act, and the applicable rules and regulations thereunder, a registration statement on Form S-3 (File No. 333-229686), including the Base Prospectus, relating to the Shares to be issued and sold pursuant to this Agreement. The Prospectus relating to the Shares to be issued and sold pursuant to this Agreement will be filed with the SEC pursuant to Rule 424(b) prior to the Closing. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

(g) Stock Exchange Listing. The Shares, when issued at the Closing in accordance with the terms of this Agreement, will be listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements for the listing of the Shares on Nasdaq.

(h) Disclosure. The Prospectus when filed will comply in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading. The Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

2.2 Representations and Warranties of Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a) Organization; Authority. If Purchaser is not a natural person, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, limited liability or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of Purchaser. This Agreement to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Information; Confidentiality. Purchaser represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the SEC on or prior to the date hereof) the Base Prospectus, dated March 27, 2019, which is a part of the Registration Statement, the documents incorporated by reference therein and any free writing prospectus, prior to or in connection with the receipt of this Agreement. Purchaser acknowledges that, prior to the delivery of this Agreement to the Company, Purchaser will receive certain additional information regarding the offering, including pricing information which shall be consistent with the terms set forth herein. Such information may be provided to Purchaser by any means permitted under the Securities Act, including the Prospectus, a free writing prospectus and oral communications, but all such information shall be provided prior to the execution of this Agreement by Purchaser and shall be consistent with the terms set forth herein. Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Purchaser understands that its investment in the Shares involves a high degree of risk. Purchaser is able to bear the economic risk of an investment in the Shares including a total loss and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Shares. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Other than to other persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c) No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(d) Sales; Short Selling. From and after the date Purchaser received any information about the existence of this offering, Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company. Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until following the Closing.

(e) Status. Purchaser is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act or an institution that is an accredited investor within the meaning of Rule 501 under the Securities Act.

ARTICLE III

MISCELLANEOUS

3.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.2 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the Company signature page attached hereto in the case of the Company, and shall be supplementally provided in writing in the case of each Purchaser. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Common Stock is traded on the Nasdaq National Market, or, if the Company’s Common Stock is not eligible for trading on the Nasdaq National Market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

3.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.11 Replacement of Securities. If any certificate or instrument evidencing any of the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Zosano Pharma Corporation

By:	/s/ Greg Kitchener
Name:	Greg Kitchener
Title:	Chief Financial Officer

Address for Notice:

34790 Ardentech Court

Fremont, CA 94555

Attn: Greg Kitchener

Tel: (510) 745-1200

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attn: Kathleen M. Wells

Tel: (650) 463-2677

Fax: (650) 463-2600

[Company Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Flint Ridge Partners LP

Signature of Authorized Signatory of Purchaser:	/s/ John P. Szabo, Jr.

Name of Authorized Signatory:	John P. Szabo, Jr.

Title of Authorized Signatory:	Manager - Flint Ridge Capital LLC as GP for Flint Ridge Partners LP

Email Address of Authorized Signatory:	*****

[Purchaser Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Aisling Capital IV, LP

Signature of Authorized Signatory of Purchaser:	/s/ Robert Wenzel

Name of Authorized Signatory:	Robert Wenzel

Title of Authorized Signatory:	Chief Financial Officer

Email Address of Authorized Signatory:	*****

[Purchaser Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Connective Capital Management LLC

Signature of Authorized Signatory of Purchaser:	/s/ Rob Romero

Name of Authorized Signatory:	Rob Romero

Title of Authorized Signatory:	Portfolio Manager

Email Address of Authorized Signatory:	*****

[Purchaser Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	Telemetry Securities LLC

Signature of Authorized Signatory of Purchaser:	/s/ Dan Sommers

Name of Authorized Signatory:	Dan Sommers

Title of Authorized Signatory:	Portfolio Manager

Email Address of Authorized Signatory:	*****

[Purchaser Signature Page to Securities Purchase Agreement]

Schedule A

Purchaser	Number of Shares	Subscription Amount
Flint Ridge Partners LP	[***]	[***]
Aisling Capital IV, LP	[***]	[***]
Connective Capital Management LLC	[***]	[***]
Telemetry Securities LLC	[***]	[***]
Total	2,181,034	$3,162,499.30